The information in this pricing supplement and accompanying prospectus supplement and prospectus is not complete and may be changed. The pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

                              Subject to Completion
                                October 20, 2005

PRICING SUPPLEMENT                                  Pricing Supplement No.    to
(TO PROSPECTUS DATED SEPTEMBER 23, 2004    Registration Statement No. 333-117770
AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2004)    Dated November     , 2005
                                                                  Rule 424(b)(3)

JPMorgan Chase [Logo]

$
JPMorgan Chase & Co.
Buffered Return Enhanced Notes Linked to the Nikkei 225 Index due February 23, 2007

General
-------

o Senior unsecured obligations of JPMorgan Chase & Co. maturing February 23, 2007 (subject to market disruption events as described below).

o     Payment linked to the Nikkei 225 Index as described below.

o At maturity the notes will pay an amount in cash that will vary depending upon the performance of the Nikkei 225 Index over the term of the notes. The notes do not pay interest and do not guarantee any return of principal at maturity. You may lose some or all of your investment.

o For key information about tax consequences, please see "Certain U.S. Federal Income Tax Consequences" on page PS-19.

o Secondary market trading may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your notes easily. The price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to transact.

o Minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.

o The notes are expected to price on or about November 2, 2005 and to settle on or about November 9, 2005.

o Investing in the notes is not equivalent to investing in the Index or any of its component stocks.

Key Terms
---------

Index:                        The Nikkei 225 Index (the "Index").

Payment at Maturity:          If the  Ending  Index  Level is  greater  than the
                              Initial  Index  Level,  you  will  receive  a cash
                              payment per $1,000  principal amount note equal to
                              the Index Return multiplied by two, subject to the
                              Maximum  Total  Return on the note.  The  "Maximum
                              Total  Return"  is  a  percentage  which  we  will
                              determine on the pricing date and which will be at
                              least  17.00%.  Assuming a Maximum Total Return of
                              17.00%,  the  maximum  final  payment  per  $1,000
                              principal  amount  note is  $1,170.  If the  Index
                              Return is positive,  your final payment per $1,000
                              principal   amount  note  will  be  calculated  as
                              follows, subject to the Maximum Total Return:

                              $1,000 + [$1,000 x (Index Return x 2)]

                              Your investment will be protected for up to a 10% decline in the Ending Index Level as compared to the Initial Index Level. Therefore, if the Index Return is between 0% and negative 10%, your final payment per $1,000 principal amount note at maturity will be $1,000.

                              Your investment will be fully exposed to any decline of more than 10% in the Ending Index Level as compared to the Initial Index Level. Therefore, for each 1% decline in the Ending Index Level relative to the Initial Index Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note will be calculated as follows:

                              $1,000 + ($1,000 x (Index Return + 10%) x 1.1111)

                              You will lose some or all of your investment at maturity if the Index Return reflects a decline of more than 10%.

Index Return:                 Ending Index Level - Initial Index Level
                              ----------------------------------------
                                        Initial Index Level

Initial Index Level:          The Index closing level on the pricing date, which
                              is expected to be on or about November 2, 2005.

Ending Index Level:           The arithmetic average of the Index closing levels
                              on each of the five Averaging Dates.

Buffer:                       10%

Averaging Dates:              February 12, 2007*,  February 13, 2007*,  February
                              14,  2007*,  February  15,  2007* and February 16,
                              2007* (the "final Averaging Date")

      * Subject to postponement in the event of a market disruption event and as described under "Description of Notes - Payment at Maturity."

Investing in the Buffered Return Enhanced Notes involves a number of risks. See "Risk Factors" beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

================================================================================
                               Price to      JPMSI's              Proceeds
                               Public        Commission (1)       to Us
--------------------------------------------------------------------------------
   Per note                    $             $                    $
--------------------------------------------------------------------------------
   Total                       $             $                    $
--------------------------------------------------------------------------------

(1) J.P. Morgan  Securities Inc., acting as agent for JPMorgan Chase & Co., will
receive a commission of $         per  $1,000  principal amount note and may pay
selling concessions to other dealers of not more than $8.00 per $1,000 principal amount note. See "Underwriting" on page PS-22.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Our affiliate, J.P. Morgan Securities Inc., may use this pricing supplement and the accompanying prospectus supplement and prospectus in connection with offers and sales of the notes in the secondary market. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Secondary market offers and sales will be made at prices related to market prices at the time of offer or sale.

                                    JPMorgan

November     , 2005

      We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus constitute an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this pricing supplement nor the accompanying prospectus supplement or prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is correct as of any date after the date hereof.

      You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agent shall have any responsibility therefor.

      The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

      The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

--------------------------------------------------------------------------------

                                     SUMMARY

      The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus supplement and prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors," as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

What are the Buffered Return Enhanced Notes?

      The Buffered Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. ("JPMorgan Chase") that are linked to the Nikkei 225 Index as described below. The notes do not pay interest and do not guarantee any return of principal at maturity. Instead, you will receive a payment in cash at maturity which will vary depending on the performance of the Index as described below.

      The amount you will receive at maturity is based on the Ending Index Level relative to the Initial Index Level.

      o If the Ending Index Level is greater than the Initial Index Level, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Index Return multiplied by two, subject to the Maximum Total Return. The Maximum Total Return is a percentage which we will determine on the pricing date and which will be at least 17.00%. Assuming a Maximum Total Return of 17.00%, the maximum final payment per $1,000 principal amount note is $1,170. If the Index Return is positive, your final payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total Return:

            $1,000 + [$1,000 x (Index Return x 2)]

      o Your investment will be protected for up to a 10% decline in the Ending Index Level as compared to the Initial Index Level. Therefore, if the Index Return is between 0% and negative 10%, your final payment per $1,000 principal amount note at maturity will be $1,000.

      o Your investment will be fully exposed to any decline of more than 10% in the Ending Index Level as compared to the Initial Index Level. Therefore, for each 1% decline in the Ending Index Level relative to the Initial Index Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note will be calculated as follows:

                $1,000 + ($1,000 x (Index Return + 10%) x 1.1111)

      The Initial Index Level is the Index closing level on the pricing date. The Ending Index Level is the arithmetic average of the Index closing levels on the five Averaging Dates listed on the cover page of this pricing supplement, subject to adjustment as described "Description of Notes - Payment at Maturity." The Index closing level on any trading day will equal the closing level of the Index or any successor index (as defined in this pricing supplement) or alternative calculation of the Index described under "Description of Notes -- Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation" at the regular official weekday close of the principal trading session of the Tokyo Stock Exchange (the "TSE") or the relevant exchange or market for the successor index.

      The Index Return, as calculated by the calculation agent, is the percentage change of the Index calculated by comparing the arithmetic average of the Index closing level on each of the five Averaging Dates (the "Ending Index Level") to the Index closing level on the pricing date (the "Initial Index Level"). The Index Return may be positive or negative and is calculated as follows:

                            Ending Index Level - Initial Index Level
             Index Return = ----------------------------------------
                                       Initial Index Level

      You will lose some or all of your investment at maturity if the Index Return reflects a decline of more than 10%.


                                      PS-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

What is the Nikkei 225 Index?

      The Nikkei Stock Average (the "Index" or "Nikkei 225 Index") is a stock index published by Nihon Keizai Shimbun, Inc. ("NKS") that measures the composite price performance of 225 common stocks traded on the TSE representing a broad cross section of Japanese industry. All 225 underlying stocks are listed in the First Section of the TSE and, therefore, are among the most actively traded stocks on the TSE. The Nikkei 225 Index is a modified, price-weighted Index, which means that a stock's weight in the Index is based on its price per share rather than the total market capitalization of the issuer of that stock. NKS may from time to time, in its sole discretion, change the companies included in the Index. However, to maintain continuity in the Index, the policy of NKS is generally not to alter the composition of the Index except when a stock is deleted in accordance with certain criteria.

      An investment in the notes does not reflect a direct investment in Japanese yen. Thus, although the level of the Nikkei 225 Index may generally fluctuate because of various economic factors, including without limitation, currency movement or foreign exchange rates, the notes are not otherwise subject to currency conversion, direct fluctuation due to currency movement or foreign exchange rates. For additional discussion of the Nikkei 225 Index, see the section of this private placement memorandum called "The Nikkei 225 Index."

Selected Purchase Considerations

      o APPRECIATION POTENTIAL - The notes provide the opportunity to enhance equity returns by doubling a positive Index Return up to the Maximum Total Return, which we will determine on the pricing date and which will be at least 17.00%.

      o LIMITED PROTECTION AGAINST LOSS - Payment at maturity of the principal amount of the notes is protected against a decline in the Ending Index Level as compared to the Initial Index Level of up to 10%. Investors lose 1.1111% of principal for every 1% that the Index has declined below 10%.

      o DIVERSIFICATION OF THE NIKKEI 225 INDEX - The return on the notes is linked to the performance of the Nikkei 225 Index which consists of 225 stocks listed on the first section of the Tokyo Stock Exchange. It is a price-weighted average of 225 Japanese companies representing a broad cross-section of Japanese industries. The mix of components which comprise the Nikkei 225 Index are rebalanced from time to time to assure that all issues in the Index are both highly liquid and representative of Japan's industrial structure.

      o CAPITAL GAINS TAX TREATMENT - If you hold the notes for more than a year, your gain or loss on the notes should be treated as long term capital gain or loss. However, alternative characterizations are possible, which could affect the timing and character of any income or loss on the notes. See "Tax Treatment" and "Certain U.S. Federal Income Tax Consequences" for more detailed information.

      o MINIMUM PURCHASE REQUIREMENT - You can purchase notes in a minimum investment amount of $50,000 and integral multiples of $1,000 thereafter.

Selected Risk Considerations

      An investment in the notes involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this pricing supplement.

      o YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS - The notes do not guarantee any return of principal. The return on the notes is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative. Your investment will be exposed, on a leveraged basis, to any decline in the Index below 10%.

      o THE MAXIMUM RETURN ON AN INVESTMENT IN THE NOTES IS LIMITED TO THE MAXIMUM TOTAL RETURN - If the Ending Index Level is greater than the Initial Index Level, for each $1,000 principal amount note you will receive at maturity $1,000 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the Index. We refer to this percentage as the Maximum Total Return, which we will determine on the pricing date and which will be at least 17.00%.


                                      PS-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the Nikkei 225 Index would have.

      o LACK OF LIQUIDITY - The notes will not be listed on any securities exchange. J.P. Morgan Securities Inc. intends to offer to purchase the notes in the secondary market but is not required to do so.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Nikkei 225 Index?

      The following table and graph illustrate the hypothetical return at maturity on the notes. The "Total Return" as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical Total Returns set forth below assume a Maximum Total Return of 17.00%. The actual
Maximum Total Return will be determined by us on the pricing date. The hypothetical Total Returns set forth below are for illustrative purposes only and may not be the actual Total Returns applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis. The hypothetical Total Returns set forth below do not represent an annualized compounded return, but rather the Total Return on the notes at maturity.

          Buffered Return Enhanced Note Linked to the Nikkei 225 Index
                            Total Return at Maturity

 [The following table is represented by a line chart in the printed material.]

         -------------------------------------------------------
                               Return on       Total Return on
              Index          Investment in      Investment in
             Return            the Index          the Note
         -------------------------------------------------------
              80.0%              80.0%              17.0%
              60.0%              60.0%              17.0%
              40.0%              40.0%              17.0%
              20.0%              20.0%              17.0%
              10.0%              10.0%              17.0%
               8.5%               8.5%              17.0%
               5.0%               5.0%              10.0%
               2.5%               2.5%              5.0%
               0.0%               0.0%              0.0%
              -5.0%              -5.0%              0.0%
              -10.0%             -10.0%             0.0%
              -15.0%             -15.0%             -5.6%
              -20.0%             -20.0%            -11.1%
              -30.0%             -30.0%            -22.2%
              -40.0%             -40.0%            -33.3%
              -50.0%             -50.0%            -44.4%
              -60.0%             -60.0%            -55.6%
              -80.0%             -80.0%            -77.8%
             -100.0%            -100.0%            -100.0%
         -------------------------------------------------------

         -------------------------------------------------------
                               Return on       Total Return on
           Ending Index      Investment in      Investment in
               Level           the Index          the Note
         -------------------------------------------------------
               24120             80.0%              17.0%
               21440             60.0%              17.0%
               18760             40.0%              17.0%
               16080             20.0%              17.0%
               14740             10.0%              17.0%
               14539              8.5%              17.0%
               14070              5.0%              10.0%
               13735              2.5%              5.0%
               13400              0.0%              0.0%
               12730             -5.0%              0.0%
               12060             -10.0%             0.0%
               11390             -15.0%             -5.6%
               10720             -20.0%            -11.1%
                9380             -30.0%            -22.2%
                8040             -40.0%            -33.3%
                6700             -50.0%            -44.4%
                5360             -60.0%            -55.6%
                2680             -80.0%            -77.8%
                 0              -100.0%            -100.0%

         -------------------------------------------------------

      The notes are intended to be long-term investments and as such, should be held until maturity. They are not intended to be short-term trading instruments. The price at which you will be able to sell the notes prior to maturity


                                      PS-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

may be at a substantial discount from your original investment in the notes, even in cases where the Index has appreciated since the pricing date. The hypothetical Total Returns described herein assume that the notes are held to maturity.

Hypothetical Examples of Amounts Payable At Maturity

      The following examples illustrate the payment at maturity on the notes on a hypothetical investment of $1,000 under various scenarios. Each scenario assumes a hypothetical Initial Index Level of 13400, a Maximum Total Return of 17.00% and that the notes are held to maturity. The examples are simplified and the calculations are rounded for ease of analysis.

                                                                          Example #1      Example #2      Example #3      Example #4
                                                                          ----------      ----------      ----------      ----------
Initial Index Level ..................................................      13400           13400           13400           13400
Index Closing Level on First Averaging Date ..........................      14100           13000           17000           10000
Index Closing Level on Second Averaging Date .........................      14200           12500           17100            9000
Index Closing Level on Third Averaging Date ..........................      14200           12550           17000            9900
Index Closing Level on Fourth Averaging Date .........................      14100           12600           18000            9000
Index Closing Level on Fifth Averaging Date ..........................      13750           13000           18000            9000
Ending Index Level ...................................................      14070           12730           17420            9380
Index Return .........................................................      5.00%          -5.00%          30.00%          -30.00%
Payment at Maturity Per $1,000 Principal Amount Note .................    $1,100.00       $1,000.00       $1,170.00       $  777.80

Example 1: The level of the Index increases from the Initial Index Level of 13400 to an Ending Index Level (the arithmetic average of the Index closing levels on each of the five Averaging Dates as shown in the table above) of 14070.

Payment at Maturity per $1,000 note = $1,000 + ($1,000 x (5.00% x 2)) = $1,100

Because the Ending Index Level of 14070 is greater than the Initial Index Level of 13400 and the Index Return of 5.00% does not exceed the hypothetical Maximum Total Return of 17.00%, the investor receives a payment at maturity of $1,100.00 per $1,000 principal amount note.

               [14070 - 13400]
Index Return = --------------- = 5.00%
               [    13400    ]

Example 2: The level of the Index decreases from the Initial Index Level of 13400 to an Ending Index Level (the arithmetic average of the Index closing levels on each of the five Averaging Dates as shown in the table above) of 12730.

Payment at Maturity per $1,000 note = $1,000

Because the Ending Index Level of 12730 is less than the Initial Index Level of 13400, and because that decline is less than 10%, the payment at maturity is the principal amount of $1,000 per $1,000 principal amount note.

               [12730 - 13400]
Index Return = --------------- = -5.00%
               [    13400    ]

Example 3: The level of the Index increases from the Initial Index Level of 13400 to an Ending Index Level (the arithmetic average of the Index closing levels on each of the five Averaging Dates as shown in the table above) of 17420.

Payment at Maturity per $1,000 note = $1,170.00

Because the Index Return of 30.00% exceeds the hypothetical Maximum Total Return of 17.00%, the investor receives a payment at maturity of $1,170.00 per $1,000 principal amount note, the maximum return on the notes.


                                      PS-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               [17420 - 13400]
Index Return = --------------- = 30.00%
               [    13400    ]

Example 4: The level of the Index decreases from the Initial Index Level of 13400 to an Ending Index Level (the arithmetic average of the Index closing levels on each of the five Averaging Dates as shown in the table above) of 9380.

                     Payment at Maturity per $1,000 note =

              $1,000 + ($1,000 x (-30% + 10%) x 1.1111) = $777.80

Because the Ending Index Level is more than 10% below the Initial Index Level, the investor will receive less than the principal amount of their investment. The payment at maturity is $777.80 per $1,000 principal amount note.

               [9380 - 13400]
Index Return = -------------- = -30%
               [   13400    ]

Tax Treatment

      In the opinion of our special tax counsel, Davis Polk & Wardwell, which is based on certain factual representations received from us, your purchase and ownership of the notes should be treated as an "open transaction" for U.S. federal income tax purposes. If your notes are so treated, you should not be required to accrue any income during the term of the notes.

      You should recognize capital gain or loss upon the maturity of your notes (or upon the sale, exchange or other disposition of your notes prior to maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in such notes, which should equal the price you paid for them. Your capital gains or losses should be long-term if your holding period for the notes at the time they mature (or are otherwise disposed of) exceeds one year.

      Other characterizations are possible, and you are urged to consult your tax adviser concerning these alternative characterizations, and to carefully review the section called "Certain U.S. Federal Income Tax Consequences."

      YOU ARE URGED TO CONSULT YOUR TAX ADVISER REGARDING THE TAX TREATMENT OF THE NOTES AND WHETHER A PURCHASE OF THE NOTES IS ADVISABLE IN LIGHT OF YOUR PARTICULAR SITUATION.

Historical Performance

      You can review the historical performance of the Index under the heading "Description of Notes -- Historical Information" in this pricing supplement.

Listing

      The notes will not be listed on any securities exchange.


                                      PS-5
--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Index or any of the component stocks of the Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee return of your investment.

      The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this pricing supplement. At the final Averaging Date, if the Index Return based on the Ending Index Level has declined by more than 10% from the Initial Index Level, you will lose some or all of your investment in the notes.

The appreciation potential of the notes is limited to the Maximum Total Return.

      The appreciation potential of the notes is limited to the Maximum Total Return. The Maximum Total Return is a percentage which we will determine on the pricing date and which will be at least 17.00%. Assuming a Maximum Total Return of 17.00%, the appreciation potential of the notes will be limited to a maximum of 17.00% of the principal value of the notes (or $170 per $1,000 principal amount note) even if the Index Return is greater than 8.50%.

Your return on the notes will not reflect dividends on the common stocks of the companies in the Index.

      Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies included in the Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Index Level. The Ending Index Level reflects the prices of the common stocks in the Index on the Averaging Dates without taking into consideration the value of dividends paid on those stocks.

Secondary trading may be limited.

      The notes will not be listed on an organized securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

      J.P. Morgan Securities Inc. intends to act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to transact. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the notes.

The Ending Index Level may be less than the Index closing level at the maturity date of the notes or at other times during the term of the notes.

      Because the Ending Index Level will be calculated based on the Index closing level on five Averaging Dates, the level of the Index at the maturity date or at other times during the term of the notes could be higher than the Ending Index Level. This difference could be particularly large if there is a significant increase in the level of the Index after the final Averaging Date or if there is a significant decrease in the level of the Index during the latter portion of the term of the notes or if there is significant volatility in the Index closing level during the term of the notes. For example, if the Index closing levels steadily increase during the initial term of the notes and then steadily decrease back to the Initial Index Level, the Ending Index Level may be significantly less than the Index closing level at its peak. Under these circumstances, you may lose some or all of your initial investment in the notes.

The notes are not designed to be short-term trading instruments.

      The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the pricing date. The potential returns described in this pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior  to  maturity,   the  value  of  the  notes  may  be  influenced  by  many
unpredictable factors.

      You should not expect the price at which we or our affiliates are willing to repurchase the notes, if at all, to vary in proportion to changes in the level of the Nikkei 225 Index. Prior to maturity, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other. We expect that, generally, the level of the Nikkei 225 Index on any day will affect the value of the notes more than any other single factor. Other relevant factors include:

      o     the expected volatility in the Index;

      o     the time left to maturity of the notes;

      o     the dividend rate on the stocks in the Index;

      o     interest and yield rates in the market;

      o economic, financial, political, regulatory or judicial events that affect the stocks represented in the Index or stock markets generally and which may affect the Index closing level on any Averaging Date; and

      o     our creditworthiness.

      You cannot predict the future performance of the Index based on its historical performance. The value of the Index may decrease such that you may not receive the full return of your investment. In addition, if the Index Return reflects a decline of more than 10%, you may lose some or all of your initial investment.

The return for the notes will not be adjusted for changes in exchange rates that might affect the Index Return.

      Although most of stocks comprising the Nikkei 225 Index are traded in currencies other than the U.S. dollars, and the notes, which are linked to Nikkei 225 Index, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between U.S. dollars and each of the currencies in which the stocks comprising the Nikkei 225 Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return. The amount we pay in respect of the notes on the maturity date will be determined solely in accordance with the procedures described in "Description of Notes - Payment at Maturity."

The inclusion in the original issue price of the agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

      The original issue price of the notes includes the agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

NKS may adjust the Nikkei 225 Index in a way that affects its level, and NKS has no obligation to consider your interests.

      NKS is responsible for calculating and maintaining the Nikkei 225 Index. NKS can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the level of the Nikkei 225 Index. You should realize that the changing of companies included in the Nikkei 225 Index may affect the Nikkei 225 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, NKS may discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the notes. NKS has no obligation to consider your interests in calculating or revising the Nikkei 225 Index.

We are not affiliated with any company included in the Nikkei 225 Index. You will have no shareholder rights in the companies whose stocks comprise the Nikkei 225 Index.

      We are not affiliated with any of the companies whose stock is represented in the Nikkei 225 Index. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Nikkei 225 Index or your notes. None of the money you pay us will go to NKS or any of the other companies included in the Nikkei 225 Index and none of those companies will be involved in the offering of the notes in any way. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

      As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Nikkei 225 Index would have.

We or our affiliates may have adverse economic interests to the holders of the notes.

      J.P. Morgan Securities Inc. and other affiliates of ours trade the stocks underlying the Index and other financial instruments related to the Index and component stocks of the Index on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Nikkei 225 Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity

      We or our affiliates may currently or from time to time engage in business with companies whose stock is included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire nonpublic information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports about the companies whose stock is included in the Index. Any prospective purchaser of notes should undertake an independent investigation of each company whose stock is included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index or the stocks that comprise the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

      J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the amount, if any, we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

      The calculation agent may, in its sole discretion, decide that the markets have been disrupted in a manner that prevents it from properly valuing the Index closing level on an Averaging Date and calculating the amount that we are required to pay to you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that these events prevent us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Averaging Dates and the maturity date will be postponed and your return will be adversely affected. See "Description of Notes--Market Disruption Events."

The tax consequences of an investment in the notes are unclear.

      There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service ("IRS") regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in "Certain U.S. Federal Income Tax Consequences." If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfy the applicable documentation requirements. You are urged to review carefully the section entitled "Certain U.S. Federal Income Tax Consequences" and consult your tax adviser regarding your particular circumstances.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

      The underlying stocks that constitute the Nikkei 225 Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

                                 USE OF PROCEEDS

      The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the notes. The original issue price of the notes includes the agent's commissions (as shown on the cover page of this pricing supplement) paid with respect to the notes, which commissions include the reimbursement of certain issuance costs, and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

      On or prior to the date of this pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. While we cannot predict an outcome, such hedging activity could potentially increase the Initial Index Level, and therefore effectively establish a higher level that the Index must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index, the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

      We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

                              DESCRIPTION OF NOTES

      The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the headings "Description of Notes" in the accompanying prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned in the accompanying prospectus supplement and prospectus. The term "note" refers to each $1,000 principal amount of our Buffered Return Enhanced Notes Linked to the Nikkei 225 Index due February 23, 2007.

General

      The Buffered Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the Nikkei 225 Index (the "Index"). The notes are a series of securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, and will be initially limited to $ aggregate principal amount.

      The notes do not pay interest and do not guarantee any return of principal at, or prior to maturity. Instead, you will receive a payment in cash at maturity which will vary depending on the performance of the Index. The notes do not guarantee any return of your investment at maturity.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $50,000 and integral multiples of $1,000 in excess thereof. The principal amount and issue price of each note is $1,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under "Description of Notes -- Forms of Notes" in the prospectus supplement and "Forms of Securities -- Global Securities" in the prospectus.

Payment at Maturity

      The maturity date for the notes is February 23, 2007 subject to adjustment if the final Averaging Date is postponed as described below. The amount you will receive at maturity is based on the value of the Ending Index Level relative to the Initial Index Level.

      o If the Ending Index Level is greater than the Initial Index Level, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Index Return multiplied by two, subject to the Maximum Total Return on the note. The "Maximum Total Return" is a percentage which we will determine on the pricing date and which will be at least 17.00%. Assuming a Maximum Total Return of 17.00%, the maximum final payment per $1,000 principal amount note is $1,170. If the Index Return is positive, your final payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total
            Return:

            $1,000 + [$1,000 x (Index Return x 2)]

      o Your investment will be protected for up to a 10% decline in the Ending Index Level as compared to the Initial Index Level. Therefore, if the Index Return is between 0% and negative 10%, your final payment per $1,000 principal amount note will be $1,000.

      o Your investment will be fully exposed to any decline of more than 10% in the Ending Index Level as compared to the Initial Index Level. Therefore, for each 1% decline in the Ending Index Level relative to the Initial Index Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note at maturity will be calculated as follows:

                $1,000 + ($1,000 x (Index Return + 10%) x 1.1111)

      The "Index Return," as calculated by the calculation agent, is the percentage change of the Index calculated by comparing the arithmetic average of the Index closing level on each of the five Averaging Dates (the "Ending Index Level") to the Index closing level on the pricing date (the "Initial Index Level"). The Index Return may be positive or negative and is calculated as follows:

                            Ending Index Level - Initial Index Level
             Index Return = ----------------------------------------
                                      Initial Index Level

      You will lose some or all of your investment at maturity if the Index Return reflects a decline of more than 10%.

      The "Initial Index Level" is the Index closing level on the pricing date. The "Ending Index Level" is the arithmetic average of the Index closing levels on five dates near the end of the term of the notes.

      The five "Averaging Dates" are February 12, 2007, February 13, 2007, February 14, 2007, February 15, 2007 and February 16, 2007, subject to adjustment as described below. If an Averaging Date is not a trading day or if there is a market disruption event on such day, such Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred; provided that the Index closing level for an Averaging Date will not be determined on a date later than the tenth scheduled trading day after February 16, 2007, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index closing level for the Averaging Date on such date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each security most recently constituting the Index.

      If, due to a market disruption event or otherwise, the final Averaging Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Averaging Date as postponed.

      The "Index closing level" on any trading day will equal the closing level of the Index or any successor index (as defined below) or alternative calculation of the Index described under "--Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation" at the regular official weekday close of the principal trading session of the Tokyo Stock Exchange (the "TSE") or the relevant exchange or market for the successor index.

      A "trading day" is a day, as determined by the calculation agent, on which trading is generally conducted on the TSE, and the principal options and futures exchanges relating to the securities comprising the Nikkei 225 Index.

      We will irrevocably deposit with DTC no later than the opening of business on the maturity date funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto. A "business day" is any day other than a day on which banking institutions in The City of New York are or required by law or regulation to close or a day on which transactions in dollars are not conducted.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Calculation Agent

      J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Index closing level on the pricing date and the Averaging Dates, the Index Return and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuance of the Index and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of this pricing supplement without your consent and without notifying you.

      The calculation agent will provide written notice to the trustee at its New York office, on which notice the Trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

      All calculations with respect to the Ending Index Level, Index Return or the Index closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to ..87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

      Certain events may prevent the calculation agent from calculating the Index closing level on an Averaging Date or calculating the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a "market disruption event."

      With respect to the Index, a "market disruption event" means:

      o a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

      o a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

      o the suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts related to the Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

      o a decision to permanently discontinue trading in the relevant futures or options contracts,

in each case as determined by the calculation agent in its sole discretion; and

      o a determination by the calculation agent in its sole discretion that the event described above materially interfered with its ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

      For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

      o the portion of the level of the Index attributable to that security relative to

      o     the overall level of the Index,

in each case immediately before that suspension or limitation.

      For purposes of determining whether a market disruption event has occurred:

      o a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

      o limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

      o a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of

            o a price change exceeding limits set by such exchange or market,

            o     an imbalance of orders relating to such contracts, or

            o     a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

      o a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

      "Relevant exchange" means the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or any successor index.

                              THE NIKKEI 225 INDEX

      We have derived all information regarding the Nikkei 225 Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. ("NKS"). NKS has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

      The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the TSE representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. NKS rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

      The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

o Technology - Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications

o     Financials - Banks, Miscellaneous Finance, Securities, Insurance

o     Consumer Goods - Marine Products, Food, Retail, Services

o Materials - Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House

o     Capital    Goods/Others   -   Construction,    Machinery,    Shipbuilding,
      Transportation Equipment, Miscellaneous Manufacturing, Real Estate

o Transportation and Utilities - Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas

      The Nikkei 225 Index is a modified, price-weighted Index (i.e., an Underlying Stock's weight in the Index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 23.154 as of October 1, 2003 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Y)50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

      In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

      An Underlying Stock may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NKS. Upon deletion of a stock from the Underlying Stocks, NKS will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by NKS.

      A list of the issuers of the Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NKS. NKS may delete, add or substitute any stock underlying the Nikkei 225 Index. NKS first calculated and published the Nikkei 225 Index in 1970.

License Agreement

      We have entered into an agreement with NKS providing us and any of our affiliated or subsidiary companies identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by the NKS, in connection with certain securities, including the notes.

      Our license agreement with NKS provides that NKS will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

      If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Nikkei 225 Index (such index being referred to herein as a "Nikkei successor index"), then any Nikkei 225 Index closing level will be determined by reference to the level of such Nikkei successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei successor index on the relevant review date.

      Upon any selection by the calculation agent of a Nikkei successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If NKS discontinues publication of the Nikkei 225 Index prior to, and such discontinuance is continuing on, an Averaging Date and the calculation agent determines, in its sole discretion, that no Nikkei successor index is available at such time, then the calculation agent will determine the Nikkei 225 Index closing level for the Nikkei 225 Index for such date. The Nikkei 225 Index closing level for the Nikkei 225 Index will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Nikkei 225 Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Nikkei 225 Index on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the Nikkei 225 Index or a Nikkei successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Nikkei 225 Index closing level with reference to the Nikkei 225 Index or such Nikkei successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei successor index is modified so that the level of the Nikkei 225 Index or such Nikkei successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust such index in order to arrive at a level of the Nikkei 225 Index or such Nikkei successor index as if there had been no such modification (e.g., as if such split had not occurred).

The Tokyo Stock Exchange

      The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

      Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

      The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

Historical Information

      The following graph sets forth the historical performance of the Nikkei 225 Index based on the weekly Nikkei 225 Index closing level, from January 1, 2000 through October 14, 2005. The Nikkei 225 Index closing level on October 19, 2005 was 13129.49. We obtained the Nikkei 225 Index closing levels and other information below from Bloomberg

Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

  [The following data is represented by a line chart in the printed material.]

                 Historical Performance of the Nikkei 225 Index

         Date                  Index Level
         ----                  -----------
       7-Jan-00                  1441.47
      14-Jan-00                  1465.15
      21-Jan-00                  1441.36
      28-Jan-00                  1360.16

       4-Feb-00                  1424.37
      11-Feb-00                  1387.12
      18-Feb-00                  1346.09
      25-Feb-00                  1333.36

       3-Mar-00                  1409.17
      10-Mar-00                  1395.07
      17-Mar-00                  1464.47
      24-Mar-00                  1527.46
      31-Mar-00                  1498.58

       7-Apr-00                  1516.35
      14-Apr-00                  1356.56
      28-Apr-00                  1452.43

       5-May-00                  1432.63
      12-May-00                  1420.96
      19-May-00                  1406.95
      26-May-00                  1378.02

       2-Jun-00                  1477.26
       9-Jun-00                  1456.95
      16-Jun-00                  1464.46
      23-Jun-00                  1441.48
      30-Jun-00                  1454.60

       7-Jul-00                  1478.90
      14-Jul-00                  1509.98
      21-Jul-00                  1480.19
      28-Jul-00                  1419.89

       4-Aug-00                  1462.93
      11-Aug-00                  1471.84
      18-Aug-00                  1491.72
      25-Aug-00                  1506.45

       1-Sep-00                  1520.77
       8-Sep-00                  1494.50
      15-Sep-00                  1465.81
      22-Sep-00                  1448.72
      29-Sep-00                  1436.51

       6-Oct-00                  1408.99
      13-Oct-00                  1374.17
      20-Oct-00                  1396.93
      27-Oct-00                  1379.58

       3-Nov-00                  1426.69
      10-Nov-00                  1365.98
      17-Nov-00                  1367.72
      24-Nov-00                  1341.77

       1-Dec-00                  1315.23
       8-Dec-00                  1369.89
      15-Dec-00                  1312.15
      22-Dec-00                  1305.95
      29-Dec-00                  1320.28

       5-Jan-01                  1298.35
      12-Jan-01                  1318.55
      19-Jan-01                  1342.54
      26-Jan-01                  1354.95

       2-Feb-01                  1349.47
       9-Feb-01                  1314.76
      16-Feb-01                  1301.53
      23-Feb-01                  1245.86

       2-Mar-01                  1234.18
       9-Mar-01                  1233.42
      16-Mar-01                  1150.53
      23-Mar-01                  1139.83
      30-Mar-01                  1160.33

       6-Apr-01                  1128.43
      20-Apr-01                  1242.98
      27-Apr-01                  1253.05

       4-May-01                  1266.61
      11-May-01                  1245.67
      18-May-01                  1291.96
      25-May-01                  1277.89

       1-Jun-01                  1260.67
       8-Jun-01                  1264.96
      15-Jun-01                  1214.36
      22-Jun-01                  1225.35
      29-Jun-01                  1224.38

       6-Jul-01                  1190.59
      13-Jul-01                  1215.68
      20-Jul-01                  1210.85
      27-Jul-01                  1205.82

       3-Aug-01                  1214.35
      10-Aug-01                  1190.16
      17-Aug-01                  1161.97
      24-Aug-01                  1184.93
      31-Aug-01                  1133.58

       7-Sep-01                  1085.78
      21-Sep-01                   965.80
      28-Sep-01                  1040.94

       5-Oct-01                  1071.38
      12-Oct-01                  1091.65
      19-Oct-01                  1073.48
      26-Oct-01                  1104.61

       2-Nov-01                  1087.20
       9-Nov-01                  1120.31
      16-Nov-01                  1138.65
      23-Nov-01                  1150.34
      30-Nov-01                  1139.45

       7-Dec-01                  1158.31
      14-Dec-01                  1123.09
      21-Dec-01                  1144.89
      28-Dec-01                  1161.02

       4-Jan-02                  1172.51
      11-Jan-02                  1145.60
      18-Jan-02                  1127.58
      25-Jan-02                  1133.28

       1-Feb-02                  1122.20
       8-Feb-02                  1096.22
      15-Feb-02                  1104.18
      22-Feb-02                  1089.84

       1-Mar-02                  1131.78
       8-Mar-02                  1164.31
      15-Mar-02                  1166.16
      22-Mar-02                  1148.70

       5-Apr-02                  1122.73
      12-Apr-02                  1111.01
      19-Apr-02                  1125.17
      26-Apr-02                  1076.32

       3-May-02                  1073.43
      10-May-02                  1054.99
      17-May-02                  1106.59
      24-May-02                  1083.82
      31-May-02                  1067.14

       7-Jun-02                  1027.53
      14-Jun-02                  1007.27
      21-Jun-02                   989.14
      28-Jun-02                   989.82

       5-Jul-02                   989.03
      12-Jul-02                   921.39
      19-Jul-02                   847.75
      26-Jul-02                   852.84

       2-Aug-02                   864.24
       9-Aug-02                   908.64
      16-Aug-02                   928.77
      23-Aug-02                   940.86
      30-Aug-02                   916.07

       6-Sep-02                   893.92
      13-Sep-02                   889.81
      20-Sep-02                   845.39
      27-Sep-02                   827.37

       4-Oct-02                   800.58
      11-Oct-02                   835.32
      18-Oct-02                   884.39
      25-Oct-02                   897.65

       1-Nov-02                   900.96
       8-Nov-02                   894.74
      15-Nov-02                   909.83
      22-Nov-02                   930.55
      29-Nov-02                   936.31

       6-Dec-02                   912.23
      13-Dec-02                   889.48
      20-Dec-02                   895.76
      27-Dec-02                   875.40

       3-Jan-03                   908.59
      10-Jan-03                   927.57
      17-Jan-03                   901.78
      24-Jan-03                   861.40
      31-Jan-03                   855.70

       7-Feb-03                   829.69
      14-Feb-03                   834.89
      21-Feb-03                   848.17
      28-Feb-03                   841.15

       7-Mar-03                   828.89
      14-Mar-03                   833.27
      21-Mar-03                   895.79
      28-Mar-03                   863.50

       4-Apr-03                   878.85
      11-Apr-03                   868.30
      25-Apr-03                   898.81

       2-May-03                   930.08
       9-May-03                   933.41
      16-May-03                   944.30
      23-May-03                   933.22
      30-May-03                   963.59

       6-Jun-03                   987.76
      13-Jun-03                   988.61
      20-Jun-03                   995.69
      27-Jun-03                   976.22

      11-Jul-03                   998.14
      18-Jul-03                   993.32
      25-Jul-03                   998.68

       1-Aug-03                   980.15
       8-Aug-03                   977.59
      15-Aug-03                   990.67
      22-Aug-03                   993.06
      29-Aug-03                  1008.01

       5-Sep-03                  1021.39
      12-Sep-03                  1018.63
      19-Sep-03                  1036.30
      26-Sep-03                   996.85

       3-Oct-03                  1029.85
      10-Oct-03                  1038.06
      17-Oct-03                  1039.32
      24-Oct-03                  1028.91
      31-Oct-03                  1050.71

       7-Nov-03                  1053.21
      14-Nov-03                  1050.35
      21-Nov-03                  1035.28
      28-Nov-03                  1058.20

       5-Dec-03                  1061.50
      12-Dec-03                  1074.14
      19-Dec-03                  1088.66
      26-Dec-03                  1095.89

       2-Jan-04                  1108.48
       9-Jan-04                  1121.86
      16-Jan-04                  1139.83
      23-Jan-04                  1141.55
      30-Jan-04                  1131.13

       6-Feb-04                  1142.76
      13-Feb-04                  1145.81
      20-Feb-04                  1144.11
      27-Feb-04                  1144.94

       5-Mar-04                  1156.86
      12-Mar-04                  1120.57
      19-Mar-04                  1109.78
      26-Mar-04                  1108.06

       2-Apr-04                  1141.81
      16-Apr-04                  1134.61
      23-Apr-04                  1140.60
      30-Apr-04                  1107.30

       7-May-04                  1098.70
      14-May-04                  1095.70
      21-May-04                  1093.56
      28-May-04                  1120.68

       4-Jun-04                  1122.50
      18-Jun-04                  1135.02
      25-Jun-04                  1134.43

       2-Jul-04                  1125.38
       9-Jul-04                  1112.81
      16-Jul-04                  1101.39
      23-Jul-04                  1086.20
      30-Jul-04                  1101.72

       6-Aug-04                  1063.97
      13-Aug-04                  1064.80
      20-Aug-04                  1098.35
      27-Aug-04                  1107.77

       3-Sep-04                  1113.63
      10-Sep-04                  1123.92
      17-Sep-04                  1128.55
      24-Sep-04                  1110.11

       1-Oct-04                  1131.50
       8-Oct-04                  1122.14
      15-Oct-04                  1108.20
      22-Oct-04                  1095.74
      29-Oct-04                  1130.20

       5-Nov-04                  1166.17
      12-Nov-04                  1184.17
      19-Nov-04                  1170.34
      26-Nov-04                  1182.65

       3-Dec-04                  1191.17
      10-Dec-04                  1188.00
      17-Dec-04                  1194.20
      31-Dec-04                  1211.92

       7-Jan-05                  1186.19
      14-Jan-05                  1184.52
      21-Jan-05                  1167.87
      28-Jan-05                  1171.36

       4-Feb-05                  1203.03
      11-Feb-05                  1205.30
      18-Feb-05                  1201.59
      25-Feb-05                  1211.37

       4-Mar-05                  1222.12
      11-Mar-05                  1200.08
      18-Mar-05                  1189.65

       1-Apr-05                  1172.92
       8-Apr-05                  1181.20
      15-Apr-05                  1142.62
      22-Apr-05                  1152.12
      29-Apr-05                  1156.85

       6-May-05                  1171.35
      13-May-05                  1154.05
      20-May-05                  1189.28
      27-May-05                  1198.78

       3-Jun-05                  1196.02
      10-Jun-05                  1198.11
      17-Jun-05                  1216.96
      24-Jun-05                  1191.57

       1-Jul-05                  1194.44
       8-Jul-05                  1211.86
      15-Jul-05                  1227.92
      22-Jul-05                  1233.68
      29-Jul-05                  1234.18

       5-Aug-05                  1226.42
      12-Aug-05                  1230.39
      19-Aug-05                  1219.71
      26-Aug-05                  1205.10

       2-Sep-05                  1218.02
       9-Sep-05                  1241.48
      16-Sep-05                  1237.91
      23-Sep-05                  1215.29
      30-Sep-05                  1228.81

Source: Bloomberg

      Since its inception, the Nikkei 225 Index has experienced significant fluctuations. The historical levels of the Nikkei 225 Index should not be taken as an indication of future performance, and no assurance can be given as to the Nikkei 225 Index closing level of the Nikkei 225 Index on any Averaging Date. We cannot give you assurance that the performance of the Nikkei 225 Index will result in the return of any of your initial investment.

Events of Default

      Under the heading "Description of Debt Securities -- Events of Default, Waiver, Debt Securities in Foreign Currencies" in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

      In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption "Description of Notes -- Payment at Maturity," calculated as if the date of acceleration were the final Averaging Date and the four business days immediately preceding the date of acceleration were the first, second, third and fourth Averaging Dates.

      If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

      Under the heading "Description of Debt Securities -- Modification of the Indenture; Waiver of Compliance" in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

      The provisions described in the accompanying  prospectus under the heading
"Description   of  Debt   Securities  --  Discharge,   Defeasance  and  Covenant
Defeasance" are not applicable to the notes.

Listing

      The notes will not be listed on any securities exchange.

Book-Entry Only Issuance -- The Depository Trust Company

      The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings "Description of Notes -- Forms of Notes" and "The Depositary."

Registrar, Transfer Agent and Paying Agent

      Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank, N.A. ("JPMorgan Chase Bank") in The City of New York.

      JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

      Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

      The notes will be governed by and interpreted in accordance with the laws of the State of New York.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

      This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

      o     one of certain financial institutions;

      o     a tax-exempt organization;

      o     a dealer in securities or foreign currencies;

      o a person holding the notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or entering into a "constructive sale" with respect to the notes;

      o a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

      o a trader in securities who elects to apply a mark-to-market method of tax accounting; or

      o a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

      This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this pricing supplement, changes to any of which, subsequent to the date of this pricing supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you are urged to consult your own tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

      In the opinion of our special tax counsel, Davis Polk & Wardwell, which is based on certain factual representations received from us, your purchase and ownership of the notes should be treated as an "open transaction" for U.S. federal income tax purposes. While other characterizations of the notes could be asserted by the Internal Revenue Service (the "IRS"), as discussed below, the following discussion assumes that this characterization of the notes is respected.

Tax Consequences to U.S. Holders

      You are a "U.S. Holder" if you are a beneficial owner of notes that is, for U.S. federal income tax purposes:

      o     a citizen or resident of the United States;

      o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

      Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

      Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note.

Such gain or loss should be long-term capital gain or loss if you have held the note for more than one year at such time. The deductibility of capital losses, however, is subject to limitations.

  Possible Alternative Tax Treatments of an Investment in the Notes

      Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments. In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or "OID," on the notes at our "comparable yield" for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you will not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

      Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as short-term gain or loss, without regard to how long you held the notes. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

      You are a "Non-U.S. Holder" if you are a beneficial owner of notes that is, for U.S. federal income tax purposes:

      o     a nonresident alien individual;

      o     a foreign corporation; or

      o     a foreign estate or trust.

      If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if
(1) such gain is effectively connected with your conduct of a United States trade or business or (2) you are a nonresident alien individual, you are present in the United States for 183 days or more during the taxable year of the sale or exchange (or maturity) and certain other conditions are satisfied.

      If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next paragraph has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you have fulfilled the certification requirements described in the following paragraph.

      The certification requirement referred to in the preceding paragraph will be fulfilled if you, as the beneficial owner of notes, certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements.

      If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

      You may be subject to information reporting and backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the second preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

      Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property subject to U.S. federal estate tax. Such individuals and entities should consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

      THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (the "Agent" or "JPMSI"), acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover of this pricing supplement. JPMSI proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. JPMSI will allow a concession of not more than $8.00 per $1,000 principal amount note to other dealers. We expect to deliver the notes against payment therefor in New York, New York on or about November 9, 2005. After the initial offering of the notes, the Agent may vary the offering price and other selling terms from time to time.

      We own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

      Our affiliate, J.P. Morgan Securities Inc., may use this pricing supplement and the accompanying prospectus supplement and prospectus in connection with offers and sales of the notes in the secondary market. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly the Agent may change public offering price, concession and discount after the offering has been completed.

      In order to facilitate the offering of the notes, J.P. Morgan Securities Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, J.P. Morgan Securities Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. J.P. Morgan Securities Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if J.P. Morgan Securities Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, J.P. Morgan Securities Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. J.P. Morgan Securities Inc. is not required to engage in these activities, and may end any of these activities at any time.

      No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

      The Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

      The Notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the Notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

      We expect that delivery of the notes will be made against payment therefore on or about the settlement date specified on the cover page of this pricing supplement, which will be the fifth business day following the pricing date of the notes (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

                                  ERISA MATTERS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, that are subject to Title I of ERISA, or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity"), as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, the "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative or statutory exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the notes may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S.
Department of Labor or there was some other basis on which the purchase and holding of the notes by the Plan Asset Entity is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes is eligible and satisfied all the conditions for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws or rules.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the applicable provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any Similar Laws.

      Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to a Plan or U.S. governmental plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular Plan or U.S. governmental plan, or that such an investment is appropriate for such plans generally or any particular Plan or U.S. governmental plan.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 23, 2004)

[Logo] JPMorgan Chase
JPMorgan Chase & Co.
270 Park Avenue, New York, New York 10017 (212) 270-6000

Global Medium-Term Notes, Series E
Global Warrants, Series E
Global Units, Series E

We may offer our global medium-term notes, at one or more times. We describe the terms that will generally apply to those notes in this prospectus supplement and the attached prospectus. We will describe the specific terms of any particular notes we are offering in an attached pricing supplement.

The following terms may apply to particular notes we may offer:

      MATURITY: The notes will mature more than nine months from the date of issue.

      INTEREST: The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

      FLOATING RATES:
      o   CD Rate                  o   Treasury Rate              o   Prime Rate
      o   Federal Funds Rate       o   Commercial Paper Rate      o   CMT Rate
      o   EURIBOR                  o   LIBOR

      Any floating interest rate may be adjusted by adding or subtracting a specified spread or margin or by applying a spread multiplier.

      CURRENCIES: The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

      REDEMPTION: The notes may be either callable by us or puttable by you.

      EXCHANGEABLE: The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

      PAYMENTS: Payments on the notes may be linked to currency prices, commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value.

      OTHER TERMS: As specified under "Description of the Notes" and in the attached pricing supplement.

We may offer from time to time global warrants that are debt warrants, currency warrants, interest rate warrants or universal warrants. Each warrant will either entitle or require you to purchase or sell (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. The specific terms of any warrants that we offer will be included in the applicable pricing supplement.

We may offer from time to time global units that include any combination of notes or warrants. The specific terms of any units we offer will be included in the applicable pricing supplement.

Investing in the securities involves risks. See "Foreign Currency Risks" beginning on page S-6.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.

The securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The securities are not secured.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan Securities Inc. has agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agent to the extent it is named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

J.P. Morgan Securities Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                                    JPMorgan

September 23, 2004

                               TABLE OF CONTENTS

Prospectus Supplement                                                       Page
--------------------                                                        ----
About this Prospectus Supplement ..................................          S-1
Where You Can Find Out More About Us ..............................          S-2
JPMorgan Chase & Co. ..............................................          S-3
Consolidated Ratios of Earnings to Fixed Charges ..................          S-5
Foreign Currency Risks ............................................          S-6
Description of Notes ..............................................          S-8
Description of Warrants ...........................................         S-26
Description of Units ..............................................         S-27
The Depositary ....................................................         S-29
Series E Securities Offered on a Global Basis .....................         S-31
United States Federal Taxation ....................................         S-35
Plan of Distribution ..............................................         S-43
Legal Matters .....................................................         S-44

Prospectus                                                                  Page
----------                                                                  ----
Where You Can Find More Information ...............................            1
JPMorgan Chase & Co. ..............................................            2
Consolidated Ratios of Earnings to Fixed Charges ..................            4
Use of Proceeds ...................................................            4
Description of Debt Securities ....................................            5
Description of Warrants ...........................................           11
Description of Units ..............................................           15
Forms of Securities ...............................................           17
Plan of Distribution ..............................................           20
Experts ...........................................................           22
Legal Opinions ....................................................           22
ERISA Matters for Pension Plans and Insurance Companies ...........           22

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

      You should not assume that the information in this prospectus supplement, the prospectus, the applicable pricing supplement or any document incorporated by reference is accurate as of any date other than their respective dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      We may offer from time to time up to $1,000,000,000, less the initial public offering price of any other debt securities, warrants or units previously issued and to be issued or the equivalent of this amount in other currencies, of the medium-term notes, warrants and units described in this prospectus supplement. We will sell the notes, the warrants and the units primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously. We refer to the notes, warrants and units offered under this prospectus supplement as our "Series E medium-term notes, " our "Series E warrants" and our "Series E units." We refer to the offering of the Series E medium-term notes, the Series E warrants and the Series E units as our "Series E Program."

      As used in this prospectus supplement, the "Company," "we," "us," or "our" refer to JPMorgan Chase & Co.

                      WHERE YOU CAN FIND OUT MORE ABOUT US

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 001-05805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the Commission. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the notes to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

      (a) our Annual Report on Form 10-K for the year ended December 31, 2003 (filed on February 18, 2004 as amended on June 28, 2004);

      (b) our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 (filed on May 10, 2004) and June 30, 2004 (filed on August 9,
            2004); and

      (c) our Current Reports on Form 8-K filed on January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004 (but only
            Exhibit 12.1 thereto),  May 3, 2004, May 11, 2004, May 14, 2004, May
            27, 2004,  June 3, 2004,  June 8, 2004,  June 15, 2004, July 1, 2004
            (as amended on July 30, 2004 and August 13, 2004), July 8, 2004, July 21, 2004 (two reports filed), September 8, 2004 and September 23, 2004 (two reports filed) (other than, in each case, the portions of those documents not deemed to be filed).

      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017-2070 (Telephone: (212) 270-4040).

                              JPMORGAN CHASE & Co.

      On July 1, 2004, J.P. Morgan Chase & Co. ("JPMorgan Chase") and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

      JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase's principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

      JPMorgan Chase's activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank

      The Investment Bank is one of the world's leading investment banks with broad client relationships and product capabilities. JPMorgan Chase's customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world's largest cash management providers and one of the world's largest custodians.

Asset & Wealth Management

      Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services

      JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking

      Commercial Banking includes three client segments: Middle Market Banking, which serves companies with revenues between $10 million and $500 million; Mid-Corporate Banking, which focuses on clients with more significant Investment Banking needs; and Commercial Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Commercial Leasing.

Retail Financial Services

      Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase's extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry's leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

      Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                 Six Months                Year Ended December 31,
                                               Ended June 30,    ----------------------------------------
                                                    2004         2003     2002    2001     2000     1999
                                               --------------    ----     ----    ----     ----     ----
Earnings to Fixed Charges:
   Excluding Interest on Deposits ..........        1.46         2.27     1.28    1.18     1.52     1.93
   Including Interest on Deposits ..........        1.32         1.87     1.17    1.11     1.31     1.54

      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                             FOREIGN CURRENCY RISKS

      You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes, warrants or units that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes, warrants or units are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

      The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or the receipt of payments on, the notes, warrants or units. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Securities' Value or Return

      General Exchange Rate and Exchange Control Risks. An investment in a note, warrant or unit that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

      Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note, warrant or unit. Depreciation against the U.S. dollar of the currency in which a note, warrant or unit is payable would result in a decrease in the effective yield of the note below its coupon rate or in the payout of the note, warrant or unit and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

      There  May  Be  Specific  Exchange  Rate  Risks  Applicable  to  Warrants.
Fluctuations in the rates of exchange between U.S. dollars and any other currency (i) in which the exercise price of a warrant is payable, (ii) in which the value of the property underlying a warrant is quoted or (iii) to be purchased or sold by exercise of a warrant or in the rates of exchange among any of these foreign currencies may change the value of a warrant or a unit that includes a warrant. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant were such that the warrant appeared to be "in the money."

      We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) notes denominated or payable in currencies other than U.S. dollars, (ii) currency-linked notes, (iii) warrants where the exercise price is denominated in a foreign currency or where the value of the property underlying the warrants is quoted in a foreign currency and (iv) warrants to purchase or sell foreign currency.

      We will not make any adjustment or change in the terms of the notes, warrants or units in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

      Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

      Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

      We Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note, warrant or unit denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Securities

      The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated note, warrant or unit to be made in U.S. dollars or
(ii) payments on a U.S. dollar denominated note, warrant or unit to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.


Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

      The notes, warrants and units will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes, warrants and units are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities issued under our Series E Program will be detailed in the applicable pricing supplements.

                              DESCRIPTION OF NOTES

      Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

General Terms of Notes

      We may issue notes under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture." The Series E medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series E medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

      Outstanding Indebtedness of the Company. The Indenture does not limit the amount of additional indebtedness that we may incur. At June 30, 2004, we had approximately $197,846,000 aggregate principal amount of debt securities outstanding under the Indenture.

      Ranking. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Company and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Company.

      Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series E medium-term notes to the extent applicable:

      o  the specific designation of the notes;

      o  the issue price (price to public);

      o  the aggregate principal amount;

      o  the denominations or minimum denominations;

      o  the original issue date;

      o the stated maturity date and any terms related to any extension of the maturity date;

      o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

      o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

      o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

      o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

      o whether the notes are currency-linked notes and/or notes linked to commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value;

      o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

      o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

      o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

      o  whether the notes will be listed on any stock exchange;

      o  whether the notes will be issued in book-entry or certificated form;

      o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

      o  any other terms on which we will issue the notes.

      Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

      A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all notes, in The City of New York, (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney; and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

      "Depositary" means The Depository Trust Company, New York, New York.

      "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

      "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

      "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

      The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

      "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

      References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

Forms of Notes

      We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. We may issue the notes either alone or as part of a unit. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

      Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

      Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, the agents and the trustee that it intends to follow these procedures.

      Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

      Denominations. We will issue the notes:

      o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

      o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

      New York Law to Govern. The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

      Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at JPMorgan Chase Bank, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004, as our current agent for the payment, transfer and exchange of the notes. We refer to JPMorgan Chase Bank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      We will not be required to:

      o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

      o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

      o register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

      No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

      Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

      Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

      Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

      o by check mailed to the address of the person entitled to payment as shown on the note register; or

      o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

      U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

      Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

      o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

      o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

      Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

      o for payments of interest, on or prior to the fifth business day after the applicable record date; or

      o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

      To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

      o at least five business days prior to the applicable record date, for payment of interest; or

      o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

      If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

      o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

      o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

      Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o  at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

      Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o  at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

      These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

      Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation -- Notes -- Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

      o  the aggregate  principal  amount of the note multiplied by the sum of

      o its issue price, expressed as a percentage of the aggregate principal amount, plus

      o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

Fixed Rate Notes

      Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

      How Interest Is Calculated. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

      How Interest Accrues. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      When Interest Is Paid. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      Amount of Interest Payable. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating Rate Notes

      Each floating rate note will mature on the date specified in the applicable pricing supplement.

      Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

      o  the CD rate,

      o  the commercial paper rate,

      o  EURIBOR,

      o  the federal funds rate,

      o  LIBOR,

      o  the prime rate,

      o  the Treasury rate,

      o  the CMT rate, or

      o any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

      Formula for Interest Rates. The interest rate on each floating rate note will be calculated by reference to:

      o  the specified base rate based on the index maturity,

      o  plus or minus the spread, if any, and/or

      o  multiplied by the spread multiplier, if any.

      For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. The interest rate on any inverse floating rate note will also be calculated by reference to a fixed rate.

      Limitations on Interest Rate. A floating rate note may also have either or both of the following limitations on the interest rate:

      o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate"; and/or

      o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

      In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

      How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

      o for federal funds rate notes and prime rate notes, the interest determination date will be on the business day prior to the interest rate reset date;

      o for CD rate notes, commercial paper rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

      o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

      o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

      o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

      The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

      The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

      In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and
(ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

      How Interest Is Calculated. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

      For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

      o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

      o  by 365, in the case of LIBOR notes denominated in pounds sterling; or

      o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

      All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward to 0.01.

      When Interest Is Paid. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rate Notes

      CD Rate Notes

      CD rate notes will bear interest at the interest rates specified in the CD rate notes and in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

      The following procedures will be followed if the CD rate cannot be determined as described above:

      o If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

      o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      Commercial Paper Rate Notes

      Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

      The following procedures will be followed if the commercial paper rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper -- Nonfinancial."

      o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "money market yield" will be a yield calculated in accordance with the following formula:

                  money market yield =     D x 360
                                        ------------   x 100
                                        360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      EURIBOR Notes

      EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

      The following procedures will be followed if the rate cannot be determined as described above:

      o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

      o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

      o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Euro-zone"  means the region  comprising  member  states of the  European
Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

      Federal Funds Rate Notes

      Federal funds rate notes will bear interest at the interest rates specified in the federal funds rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

      The following procedures will be followed if the federal funds rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds/Effective Rate."

      o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

      o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      LIBOR Notes

      LIBOR notes will bear interest at the interest rates specified in the LIBOR notes and in the applicable pricing supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The   calculation   agent  will   determine   "LIBOR"  for  each  interest
determination date as follows:

      o  As of the interest determination date, LIBOR will be either:

         o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

         o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

      o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) "LIBOR Telerate" or (b) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

      "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

      If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

      Prime Rate Notes

      Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

      The following procedures will be followed if the prime rate cannot be determined as described above:

      o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

      o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

      o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

      o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

      Treasury Rate Notes

      Treasury rate notes will bear interest at the interest rates specified in the Treasury rate notes and in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "Treasury rate" means:

      o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills,"
         having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57"; or

      o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

      o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

      o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market"; or

      o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

      o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                bond equivalent yield =      D x N
                                         -------------  x 100
                                         360 - (D x M)

In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      CMT Rate Notes

      CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

      o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

      o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

      The following procedures will be followed if the CMT rate cannot be determined as described above:

      o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

      o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

      o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

      o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity

         Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

      o If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

      o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

      "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

Exchangeable Notes

      We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

      o  the securities of an entity affiliated or not affiliated with us;

      o  a basket of those securities;

      o  an index or indices of those securities; or

      o  any combination of, or the cash value of, the above.

      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

      Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

      Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

      Payments upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

      Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      Payments upon Acceleration of Maturity. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

      o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

      o a mandatorily exchangeable note will equal an amount determined as if the date of acceleration were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodities, Rates, Single Securities, Baskets of Securities, Indices and other Quantitative Measures

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodities, rates, debt or equity securities, or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value. These notes may include other terms, which will be specified in the relevant pricing supplement.

Currency-Linked Notes

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

      o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

      o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency;"

      o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency;"

      o the interest rate per annum and the dates on which we will make interest payments;

      o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

      o  additional tax considerations, if any.

      The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Redemptions and Repurchases of Notes

      Optional Redemption. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund.

      Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

      For us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

      o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

      o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

      Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

      Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

      Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Replacement of Notes

      At the expense of the holder, we may, in our discretion replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                             DESCRIPTION OF WARRANTS

      Investors should carefully read the general terms and provisions of our warrants in "Description of Warrants" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of warrants and may modify or replace any of the information in this section and in "Description of Warrants" in the prospectus. If a warrant is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

      Warrants will entitle or require you to purchase from us or sell to us:

      o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

      o  currencies; or

      o  commodities.

                              DESCRIPTION OF UNITS

      Investors should carefully read the general terms and provisions of our units in "Description of Units" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in "Description of Units" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Debt Securities" in the prospectus and in "Description of Notes" in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in "Description of Warrants" in both the prospectus and this prospectus supplement.

      The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

      o  Unit Agreement ("Description of Units")

      o  warrant ("Description of Warrants -- Offered Warrants")

      o warrant agent ("Description of Warrants -- Significant Provisions of the Warrant Agreements")

      o  warrant property ("Description of Warrants -- Offered Warrants")

Further Information on Units

      Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes or warrants.

      The applicable pricing supplement will describe:

      o the designation and the terms of the units and of the notes or warrants or any combination of notes or warrants, included in those units, including whether and under what circumstances those notes or warrants may be separately traded;

      o  any additional terms of the Unit Agreement; and

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes or warrants constituting those units.

      Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

      Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

      o present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or any other amounts due;

      o  register the transfer of the units; and

      o exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Units

      Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. You may not exchange certificated units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry units or interests in book-entry units for certificated units.

      Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

      o includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

      o includes any note that entitles the holder to redeem, accelerate or take any other action concerning that note, or

      o otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary's nominee will be the only entity that can exercise those rights.

      In order to ensure that the Depositary's nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      A further description of the Depositary's procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in this prospectus supplement under "The Depositary." The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

                                 THE DEPOSITARY

      The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

      The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, both U.S. and non-U.S. brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

      Purchases of the securities under the Depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

      Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary's practice is to credit direct participants' accounts upon the Depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

      If the Depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the Depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary's instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

      According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The information in this section concerning the Depositary and Depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

                  SERIES E SECURITIES OFFERED ON A GLOBAL BASIS

      If we offer any of the securities under our Series E Program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis.

Book-Entry, Delivery and Form

      The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

      Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

      The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

      The Euroclear operator provides  Euroclear  participants with, among other
things,  safekeeping,   administration,  clearance  and  settlement,  securities
lending and borrowing and related services.

      Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

      Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

      Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

      Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

      The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

      The Euroclear operator advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

      Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

      Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such registered global securities upon delivery of those registered global securities for cancellation.

      Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

      A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us and the trustee that it intends to follow these procedures.

Global Clearance and Settlement Procedures

      Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the

Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although  the  Depositary,   Clearstream,  Luxembourg  and  the  Euroclear
operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Notices

      Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

      See also  "Plan of  Distribution  --  Series E Notes  Offered  on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

      In the opinion of Davis Polk & Wardwell, our special tax counsel, the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes and units. Except as specifically noted below, this discussion applies only to:

      o  notes and units that are purchased on original issuance; and

      o  notes that are held as capital assets.

      This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

      o  certain financial institutions;

      o  insurance companies;

      o  dealers in securities or foreign currencies;

      o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

      o United States Holders, as defined below, whose functional currency is not the U.S. dollar; or

      o partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

      This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      This discussion does not apply to mandatorily exchangeable notes, warrants, units, currency-linked notes or notes linked to commodities, rates, single securities, baskets of securities, indices or other quantitative measures. The tax treatment of these instruments will be specified in the applicable pricing supplement and prospective purchasers are urged to review the applicable pricing supplement and consult with their tax advisers.

Tax Consequences to United States Holders

      As used herein, the term "United States Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

      o  a citizen or individual resident of the United States;

      o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      The term "United States Holder" also includes certain former citizens and residents of the United States.

      If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

      Payments of Interest

      Interest paid on a note will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Special rules govern the treatment of interest paid with respect to certain notes, as described under "Original Issue Discount," "Optionally Exchangeable Notes," "Mandatorily Exchangeable Notes" and "Foreign Currency Notes" below.

      Original Issue Discount

      A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate generally is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

      If the difference between a note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. United States Holders of notes with a de minimis amount of original issue discount will include this original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

      A United States Holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. United States Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received. Under this method, United States Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

      A United States Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

      A note that matures one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method United States Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will be ordinary income to the extent of the discount that would have accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those United States Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

      We may have an unconditional option to redeem, or United States Holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower than its yield to maturity. If the United States Holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if making the same assumptions as those set forth in the previous sentence, the yield on the note would be higher than its yield to maturity. If this option is not in fact exercised, the note would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

      Market Discount

      If a United States Holder purchases a note (other than a short-term note) for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

      A United States Holder will be required to treat any principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of a note, including disposition in certain nonrecognition transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States Holder pursuant to an election by the Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the Holder as described under "Original Issue Discount" above. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the Holder as if such Holder had sold the note in a taxable transaction at its then fair market value. In addition, the United States Holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

      If a United States Holder makes a constant yield election for a note with market discount, such election will result in a deemed election for all market discount bonds acquired by the Holder on or after the first day of the first taxable year to which such election applies.

      Acquisition Premium and Amortizable Bond Premium

      A United States Holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the United States Holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

      If a United States Holder purchases a note for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at our option, the Holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity. The Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity after the Holder has acquired it, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. A Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the Holder and may be revoked only with the consent of the Internal Revenue Service.

      If a United States Holder makes a constant yield election (as described under "Original Issue Discount" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

      Sale, Exchange or Retirement of the Notes

      Upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

      Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any accrued discount not previously included in the Holder's taxable income. See "Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of foreign currency notes and optionally exchangeable notes. See "Foreign Currency Notes" and "Optionally Exchangeable Notes" below.

      Optionally Exchangeable Notes

      Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on an optionally exchangeable note qualifies as qualified stated interest. Rather, a United States Holder must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the note and the note's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the notes and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest, if any, with respect to the notes.

      Solely for the purpose of determining the amount of interest income that a United States will be required to accrue on an optionally exchangeable note, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable note equal to the comparable yield that is used.

      Neither  the  comparable   yield  nor  the  projected   payment   schedule
constitutes a representation by us regarding the actual amount, if any, that the optionally exchangeable note will pay.

      For U.S. federal income tax purposes, a United States Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

      A United States Holder, regardless of the Holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on an optionally exchangeable note at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note (as set forth below).

      A United States Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

      o will first reduce the amount of interest in respect of the optionally exchangeable note that a Holder would otherwise be required to include in income in the taxable year; and

      o to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

         o the amount of all previous interest inclusions under the optionally exchangeable note over

         o the total amount of the United States Holder's net negative adjustments treated as ordinary loss on the optionally exchangeable note in prior taxable years.

      A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States Holder purchases an optionally exchangeable note for a price other than its adjusted issue price, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

      Upon a sale, exchange or retirement of an optionally exchangeable note (including a delivery of shares pursuant to the terms of the obligation), a United States Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted basis in the optionally exchangeable note. A Holder's adjusted basis in the note will equal the cost of the note, increased by the amount of interest income previously accrued by the Holder in respect of the note (disregarding any positive or negative adjustments described above) and decreased by the amount of all prior projected payments in respect of the note. If we deliver property, other than cash, to a United States Holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States Holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Additionally, a United States Holder who recognizes a loss above certain thresholds could be required to file a disclosure statement with the Internal Revenue Service.

      A United States Holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note including in satisfaction of a conversion right or a call right equal to the fair market value of the property, determined at the time of retirement. The Holder's holding period for the property will commence on the day immediately following its receipt.

      Foreign Currency Notes

      The following discussion summarizes the principal United States federal income tax consequences to a United States Holder of the ownership and disposition of notes that are denominated in a specified currency other than the U.S. dollar, which we refer to as "foreign currency notes." The tax treatment of currency-linked notes and notes the payment of interest or principal on which are payable in more than one currency or currency units other than the U.S. dollar will be specified in the relevant pricing supplement.

      The rules applicable to foreign currency notes could require some or all gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and may depend on the holder's particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a United States Holder should make any of these elections may depend on the holder's particular federal income tax situation. United States Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

      A United States Holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be the United States Holder's tax basis in the foreign currency. A cash method Holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under such note will be required to include the amount of this payment in income upon receipt.

      An accrual method United States Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The United States Holder will recognize ordinary income or loss with respect to accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where a Holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash method taxpayer required to currently accrue original issue discount or market discount.

      An accrual method United States Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

      Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency. Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount shall be determined in accordance with the rules relating to accrued interest described above.

      If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note (other than to the extent of exchange loss) with amortizable bond premium by a United States Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

      A United States Holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

      Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States Holder acquired the note. Payments received that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the United States Holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss realized by these United States Holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term note, to the extent of any discount not previously included in the holder's income.

      A United States Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations provided that the notes are traded on an established securities market. This election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

      Backup Withholding and Information Reporting

      Information returns will be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the Holder's U.S. federal income tax liability and may entitle them to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax Consequences to Non-United States Holders

      As used herein, the term "Non-United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

      o an individual who is classified as a nonresident for U.S. federal income tax purposes;

      o  a foreign corporation; or

      o  a foreign estate or trust.

      "Non-United States Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

      Subject to the discussion below concerning backup withholding, payments of principal, interest (including original issue discount, if any) and premium on the notes by us or any paying agent to any Non-United States Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) the Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and
(ii) if the note is a registered note, the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below. Additionally, subject to the discussion below concerning backup withholding, a Non-United States Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

      Certification Requirement

      Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner of that note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United

States person. The exemption will not apply to contingent interest if the amount of the interest is determined with reference to our financial performance or the financial performance of a related person or with reference to changes in the value of our or a related person's assets. Unless otherwise provided in the applicable pricing supplement, we do not expect to pay this type of interest.

      If a Non-United States Holder of a note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a United States Holder (see "Tax Consequences to United States Holders" above), except that the Holder will be required to provide to the Company a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. These Non-United States Holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax.

      Subject to benefits provided by an applicable estate tax treaty, a note or coupon held by an individual who is a Non-United States Holder may be subject to United States federal estate tax upon the individual's death if, at such time, interest payments on the note would have been:

      o subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied); or

      o effectively connected to the conduct by the holder of a trade or business in the United States.

      Backup Withholding and Information Reporting

      Information returns will be filed with the United States Internal Revenue Service in connection with payments on the notes. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the United States Internal Revenue Service in connection with the proceeds from a sale or other disposition and the Non-United States Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

      The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              PLAN OF DISTRIBUTION

      We are offering the Series E securities on a continuing basis through J.P. Morgan Securities Inc. ("JPMSI"), which we refer to as the "agent" to the extent it is named in the applicable pricing supplement. In addition, we may offer the Series E notes through certain other agents to be named in the applicable pricing supplement. The agent has agreed and any additional agents will agree to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission as set forth in the applicable pricing supplement.

      We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

      The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

      We estimate that we will spend approximately $300,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

      Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but we have been advised by the agent that it intends to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or, if separable, any other securities included in units.

      JPMSI is our wholly owned indirect subsidiary. To the extent it is named in the applicable pricing supplement, each offering of these securities will be conducted in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, each agent may offer and sell those securities in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agents are not obligated to make a market in any of these securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

      Neither the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

      In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for their own account. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The agents can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agents may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Series E Notes, Series E Warrants and Series E Units Offered on a Global Basis

      If the applicable pricing supplement indicates that any of our Series E medium-term notes, Series E warrants or Series E units will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

      The agent has represented and agreed, and any other agent through which we may offer any Series E medium-term notes, Series E warrants or Series E units on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                  LEGAL MATTERS

      The validity of the notes, warrants and units will be passed upon for JPMorgan Chase & Co. by Simpson Thacher & Bartlett LLP. Davis Polk & Wardwell will pass upon certain legal matters relating to the notes, warrants and units for the agents. Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Prospectus

                             [LOGO] JPMorgan Chase

                              JPMorgan Chase & Co.

                                 $4,738,098,000

                                 Debt Securities
                                    Warrants
                                      Units

                                   ----------

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                    JPMorgan

                   This Prospectus is dated September 23, 2004

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings up to a total dollar amount of $4,738,098,000 or the equivalent of this amount in foreign currencies or foreign currency units.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 1 of this prospectus.

      Following the initial distribution of an offering of securities, J.P. Morgan Securities Inc. and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

      No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information .......................................    1
JPMorgan Chase & Co. ......................................................    2
Consolidated Ratios Of Earnings To Fixed Charges ..........................    4
Use Of Proceeds ...........................................................    4
Description Of Debt Securities ............................................    5
Description Of Warrants ...................................................   11
Description Of Units ......................................................   15
Forms Of Securities .......................................................   17
Plan Of Distribution ......................................................   20
Experts ...................................................................   22
Legal Opinions ............................................................   22
ERISA Matters For Pension Plans And Insurance Companies ...................   22

                                   ----------

      In this prospectus, the "Company," "we," "us" and "our" refer to JPMorgan Chase & Co. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 1-5805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

           (a) our Annual Report on Form 10-K for the year ended December 31, 2003 (filed on February 18, 2004 and amended on June 28, 2004);

           (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 10, 2004) and June 30, 2004 (filed on August 9, 2004); and

           (c) our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004,
                May 27, 2004, June 3, 2004, June 8, 2004, June 15, 2004, July 1,
                2004 (as amended on July 30, 2004 and August 13, 2004), July 8, 2004, July 21, 2004 (two reports filed) and September 8, 2004 (other than, in each case, the portions of those documents not deemed to be filed).

      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 2070 (Telephone: (212) 270-4040).

                              JPMORGAN CHASE & CO.

      On July 1, 2004, JPMorgan Chase & Co. ("JPMorgan Chase") and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

      JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase's principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

      JPMorgan Chase's activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank

      The Investment Bank is one of the world's leading investment banks with broad client relationships and product capabilities. JPMorgan Chase's customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world's largest cash management providers and one of the world's largest custodians.

Asset & Wealth Management

      Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services

      JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking

      Commercial Banking includes three client segments: Middle Market Banking, which serves companies with revenues between $10 million and $500 million; Mid-Corporate Banking, which focuses on clients with more significant Investment Banking needs; and Commercial Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Commercial Leasing.

Retail Financial Services

      Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase's extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry's leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

      Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


                                           Six Months                   Year Ended December 31,
                                         Ended June 30,   ----------------------------------------------------
                                              2004        2003        2002       2001        2000        1999
                                          -------------   -----       -----      -----       -----       -----
Excluding Interest on Deposits ........       1.46        2.27        1.28       1.18        1.52        1.93
Including Interest on Deposits ........       1.32        1.87        1.17       1.11        1.31        1.54

      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, investments in or extensions of credit to our subsidiaries, or redemptions or repurchases of our stock. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

General

      The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

      The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture."

      We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

      The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

      The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time (Section 2.03 of the Indenture). The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

      We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary. Claims of creditors of our subsidiaries include:

      o  substantial amounts of long term debt;

      o  deposit liabilities;

      o  federal funds purchased;

      o  securities sold under repurchase agreements; and

      o  short term borrowings.

      In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

      o the net capital requirements under the Securities Exchange Act of 1934, as amended, and the rules of some exchanges and other regulatory bodies, which apply to J.P. Morgan Securities Inc. and other broker-dealer affiliates, and

      o banking regulations, which apply to JPMorgan Chase Bank, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A., Bank One Delaware, N.A and other of our banking subsidiaries.

      We may issue debt securities from time to time in one or more series. (Section 2.03 of the Indenture) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03 of the Indenture) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

      Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

      The prospectus supplement relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities. These terms may include:

      o  the specific designation;

      o  any  limit  on  the   aggregate   principal   amount   and   authorized
         denominations of the debt securities;

      o the purchase price of the debt securities (expressed as a percentage of the principal amount thereof);

      o the date or dates on which the principal of the debt securities will be payable;

      o the interest rate or rates (including any interest rates applicable to overdue payments) on the debt securities, if any, or the method by which the calculation agent will determine those rates;

      o if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium, if any, and/or interest, if any);

      o the dates on which any interest or other amounts will be payable, if any;

      o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

      o information as to the methods for determining the amount of principal, interest or other amounts payable on any date and/or any currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable with respect to the principal, interest or other amounts, if any, of the debt securities on that date will be linked;

      o any conversion or exchange provision relating to the conversion or exchange of the debt securities into or for securities of another entity;

      o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities issued by another entity, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

      o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

      o the place or places for payment of the principal amount, interest or other amounts on the debt securities;

      o whether we will issue the debt securities in definitive form and under what terms and conditions;

      o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

      o  any  applicable   United  States   federal  income  tax   consequences,
         including, but not limited to:

         o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities in order to avoid the obligation to pay future additional amounts; and

         o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

      o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

      Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

      Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08 of the Indenture)

      Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

      We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default, Waiver, Debt Securities in Foreign Currencies

      An "Event of Default" with respect to a series of debt securities is defined in the Indenture as:

      o default for 30 days in the payment of interest on any debt securities of that series;

      o default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

      o failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

      o  certain events of bankruptcy or reorganization of the Company; and

      o any other event of default provided in the applicable supplemental indentures or form of security. (Section 5.01 of the Indenture)

      If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10 of the Indenture)

      An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11 of the Indenture)

      The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09 of the Indenture) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d) of the Indenture)

      No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06 of the Indenture)

      The Indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists. (Section 3.05 of the Indenture)

      Whenever the Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine. (Section 11.11 of the Indenture)

Discharge, Defeasance and Covenant Defeasance

      Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

      o the Company has paid the principal, interest or other amounts payable under the debt securities of such series;

      o the Company has delivered to the trustee for cancellation all debt securities of such series; or

      o the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and the Company has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts. (Section 10.01 of the Indenture)

      The trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

      Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance".

      We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called "covenant defeasance".

      Defeasance or covenant defeasance may be effected only if, among other things:

      o we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

      o  we deliver to the trustee an opinion of counsel to the effect that:

         o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

         o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

             in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      o such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01 of the Indenture)

Modification of the Indenture; Waiver of Compliance

      The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

      o change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

      o reduce the principal amount of, interest on, or any other amounts due under any debt security;

      o  change the currency or currency unit of payment of any debt security;

      o change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

      o reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

      o  reduce any amount payable upon redemption of any debt security;

      o impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security; or

      o reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02 of the Indenture)

      The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes which do not affect any outstanding series of debt security, and for certain other purposes. (Section 8.01 of the Indenture)

Consolidations, Mergers and Sales of Assets

      We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

      o we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

      o we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

      There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

      Our subsidiaries and we have normal banking relationships with the trustee, Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas will also be the paying agent, registrar and transfer agent for the debt securities.

Governing Law and Judgments

      The debt securities will be governed by and interpreted under the laws of the State of New York. (Section 11.8 of the Indenture) In an action involving debt securities denominated in a currency other than U.S. dollars, it is likely that any judgment granted by a U.S. court would be made only in U.S. dollars. However, a New York court should enter a judgment in the denominated currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

                             DESCRIPTION OF WARRANTS

Offered Warrants

      We may issue warrants that are debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants, or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

      Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

      Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing. We refer to this type of warrant as an "index warrant".

      Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination of the foregoing for a specified amount or specified amounts of one or more different currencies or currency units or any combination of the foregoing. We refer to this type of warrant as a "currency warrant".

      Interest Rate Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing. We refer to this type of warrant as an "interest rate warrant".

      Universal Warrants. We may also issue warrants:

      o to purchase or sell securities issued by another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

      o  to purchase or sell commodities; or

      o in such other form as shall be specified in the applicable prospectus supplement.

      We refer to the property in the above clauses as "warrant property." We refer to this type of warrant as a "universal warrant." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

      General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

      o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

      o  the currency with which the warrants may be purchased;

      o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

      o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

      o  any applicable United States federal income tax consequences;

      o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

      o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

      o whether the warrants are to be sold separately or with other securities as part of units; and

      o  any other terms of the warrants.

      Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any debt warrants:

      o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

      o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

      o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

      o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

      Additional Terms of Index, Currency and Interest Rate Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any index, currency and interest rate warrants:

      o  the exercise price, if any;

      o the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

      o the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates or currencies);

      o for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

      o for index warrants, any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable prospectus supplement) after the exercise date;

      o  the base currency and the reference currency for any currency warrants;

      o the debt instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

      o the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

      o  whether  such  warrants  shall  be  put  warrants,   call  warrants  or
         otherwise;

      o  the formula for determining the cash settlement value of each warrant;

      o the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

      o the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable prospectus supplement) and the circumstances that constitute such events;

      o any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

      o the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

      o any provisions for the automatic exercise of such warrants other than at expiration;

      o whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

      o any other procedures and conditions relating to the exercise of such warrants.

      Additional  Terms  of  Universal  Warrants.   The  applicable   prospectus
supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

      o whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

      o the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

      o the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

      o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

      o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Significant Provisions of the Warrant Agreements

      We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

      Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

      o  cure any ambiguity,

      o  cure, correct or supplement any defective or inconsistent provision, or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

      o  change the exercise price of the warrants;

      o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

      o  shorten the period of time during which the warrants may be exercised;

      o materially and adversely affect the rights of the owners of the warrants; or

      o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Merger, Consolidation, Sale or Other Disposition. If at any time there will be a merger or consolidation by us or a transfer of substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See "Description of Debt Securities--Consolidations, Mergers and Sales of Assets."

      Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS


General

      Units will consist of one or more debt securities and warrants or any combination of them. The applicable prospectus supplement will also describe:

      o the designation and the terms of the units and of any combination of debt securities and warrants constituting the units, including whether and under what circumstances the debt securities or warrants may be traded separately;

      o  any additional terms of the applicable unit agreement;

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or warrants constituting the units; and

      o  any applicable United States federal income tax consequences.

      The terms and conditions described under "Description of Debt Securities," and "Description of Warrants" will apply to each unit and to any debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. We have filed a form of unit agreement as an exhibit to the registration statement.

Significant Provisions of the Unit Agreement

      Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the debt securities or warrants issued as parts of those units in accordance with the terms of the Indenture and the applicable warrant agreement.

      Modification. We and the unit agent may amend the unit agreement without the consent of the holders to:

      o  cure any ambiguity;

      o cure, correct or supplement any defective or inconsistent provision in the agreement; or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

      We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

      o materially and adversely affect the exercise rights of the affected holders, or

      o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

      Any debt securities issued as part of units governed by the unit agreement may be modified only in accordance with the Indenture, as described above under "Description of Debt Securities -- Modification of the Indenture." Any warrants issued as part of units may be modified only in accordance with the terms of the applicable warrant agreement as described in "Description of Warrants -- Significant Provisions of the Warrant Agreements."

      Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

      o  we will be the continuing corporation; or

      o the successor corporation or person that acquires all or substantially all of our assets:

      o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

      o  will expressly assume all of our obligations  under the unit agreement;
         and

      o immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

      Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

      Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

                               FORMS OF SECURITIES

      Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

      Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

      If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

      If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

      Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

      In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

      o they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) which we refer to as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

      o they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

      In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

      Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest will be paid thereon, unless we have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

      o  is owned by a person that is not a United States person;

      o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or
         (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that we may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder; or

      o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      We will not issue bearer debt warrants in definitive form.

      We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above Treasury Regulations.

      Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

      As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units. As used herein, the term "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Form of Securities Included in Units

      The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

                              PLAN OF DISTRIBUTION

      We may sell the debt securities or warrants:

      o  through agents;

      o  through underwriters;

      o  through dealers; and

      o directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If we offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis for the period of its appointment which will usually be five business days or less. An agent may be deemed to be an underwriter under the federal securities laws.

      If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

      If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

      Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

      In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      We may agree to indemnify agents, underwriters, or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters, or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may directly solicit offers to purchase securities, and we may sell securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

      We may authorize agents, underwriters, and dealers to solicit offers by certain institutions to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be institutions which we have approved.

      These contracts will be subject only to the conditions that:

      o  the  underwriters  purchase the securities at the time of the Contract;
         and

      o the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

      We will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we have accepted.

      This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

      The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding the distribution of securities of an affiliate. Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Our affiliates may use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

      As required by the NASD, (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the Department ) at the same time they are filed with the SEC, (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution, and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

      Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                     EXPERTS

      The audited financial statements of JPMorgan Chase & Co. contained in our Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The audited financial statements of Bank One Corporation contained in our Current Report on Form 8-K dated March 1, 2004 are incorporated by reference in this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

      The validity of the securities will be passed upon by Neila B. Radin, Senior Vice President and Associate General Counsel of JPMorgan Chase & Co. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code") prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code ("Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the securities by or on behalf of the Plan would be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the securities by the Plan Asset Entity is not prohibited. Unless the applicable prospectus supplement explicitly provides otherwise, any purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the securities is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

      Due  to  the  complexity  of  the  applicable  rules,  it is  particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-1.

                                TABLE OF CONTENTS

Pricing Supplement                                                          Page
------------------                                                          ----

Summary...............................................................      PS-1
Risk Factors..........................................................      PS-6
Use of Proceeds.......................................................     PS-10
Description of Notes..................................................     PS-11
Certain U.S. Federal Income Tax Consequences..........................     PS-19
Underwriting..........................................................     PS-22
ERISA Matters.........................................................     PS-24

Prospectus Supplement                                                       Page
---------------------                                                       ----

About this Prospectus Supplement......................................       S-1
Where You Can Find Out More About Us..................................       S-2
JPMorgan Chase & Co...................................................       S-3
Consolidated Ratios of Earnings to Fixed Charges......................       S-5
Foreign Currency Risks................................................       S-6
Description of Notes..................................................       S-8
Descriptions of Warrants..............................................      S-26
Description of Units..................................................      S-27
The Depositary........................................................      S-29
Series E Securities Offered on a Global Basis.........................      S-31
United States Federal Taxation........................................      S-35
Plan of Distribution..................................................      S-43
Legal Matters.........................................................      S-44

Prospectus                                                                  Page
----------                                                                  ----

Where You Can Find More Information ..................................         1
JPMorgan Chase & Co...................................................         2
Consolidated Ratios of Earnings to Fixed Charges......................         4
Use of Proceeds.......................................................         4
Description of Debt Securities........................................         5
Description of Warrants...............................................        11
Description of Units..................................................        15
Forms of Securities...................................................        17
Plan of Distribution..................................................        20
Experts...............................................................        22
Legal Opinions........................................................        22
ERISA Matters for Pension Plans and Insurance
     Companies........................................................        22


      In making your investment decision, you should rely only on the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered hereby and with respect to JPMorgan Chase & Co. We have not authorized anyone to give you any additional or different information. The information in this pricing supplement and the accompanying prospectus supplement and prospectus may only be accurate on the date of this pricing supplement.

      The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the laws of certain jurisdictions (including laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of notes in those jurisdictions. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus constitutes an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this pricing supplement and the accompanying prospectus supplement and prospectus, "we," "us" and "our" refer to JPMorgan Chase & Co., unless the context requires otherwise.